UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 1, 2021

CUSTOM TRUCK ONE SOURCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38186	84-2531628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 Independence Ave Kansas City, Missouri	64125
(Address of principal executive offices)	(Zip code)

816-241-4888

(Registrant’s telephone number, including area code)

Nesco Holdings, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, $0.0001 par value	CTOS	New York Stock Exchange
Redeemable warrants, exercisable for Common Stock, $0.0001 par value	CTOS.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

In this Current Report on Form 8-K, “we,” “us,” “our” and the “Company” refers to Custom Truck One Source, Inc., a Delaware corporation formerly known as Nesco Holdings, Inc.

As previously announced, on December 3, 2020, the Company and NESCO Holdings II, Inc., a subsidiary of the Company (“Buyer” or the “Issuer”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with certain affiliates of The Blackstone Group (“Blackstone”) and other direct and indirect equity holders (collectively, “Sellers”) of Custom Truck One Source, L.P. (“CTOS”), Blackstone Capital Partners VI-NQ L.P. and, solely with respect to Section 9.04 of the Purchase Agreement, PE One Source Holdings, LLC, an affiliate of Platinum Equity (“Platinum”), pursuant to which Buyer agreed to acquire 100% of the partnership interests of CTOS (collectively, the “Acquisition”). In connection with the Acquisition, the Company and certain Sellers entered into Rollover and Contribution Agreements (the “Rollover Agreements”), pursuant to which such Sellers agreed to contribute a portion of their equity interests in CTOS (the “Rollovers”) with an aggregate value of $100.5 million in exchange for shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), valued at $5.00 per share.

Also as previously announced, on December 3, 2020, the Company entered into a Common Stock Purchase Agreement (the “Investment Agreement”) with Platinum, relating to, among other things, the issuance and sale (the “Subscription”) to Platinum of Common Stock, for an aggregate purchase price in the range of $700 million to $763 million, with the specific amount to be calculated in accordance with the Investment Agreement based upon the total equity funding required to fund the consideration to be paid pursuant to the terms of the Purchase Agreement. The shares of Common Stock issued and sold to Platinum have a purchase price of $5.00 per share. In accordance with the Investment Agreement, on December 21, 2020, the Company entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”) to finance in part the Acquisition. Pursuant to the Subscription Agreements, concurrently with the closing of the transactions contemplated by the Investment Agreement, the PIPE Investors agreed to purchase an aggregate of 28,000,000 shares of Common Stock at $5.00 per share for an aggregate purchase price of $140 million (the “Supplemental Equity Financing”).

The foregoing descriptions of the Purchase Agreement, Rollover Agreements and Investment Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Purchase Agreement, Form of Rollover Agreement and Investment Agreement, which are filed herewith as Exhibits 2.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.

On April 1, 2021 (the “Closing Date”), the Issuer issued $920 million in aggregate principal amount of 5.50% senior secured second lien notes due 2029 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of April 1, 2021, between the Issuer, Wilmington Trust, National Association, as trustee and the guarantors party thereto (the “Indenture”). The Issuer will pay interest on the Notes semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2021. Unless earlier redeemed, the Notes will mature on April 15, 2029. The Notes were offered in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons outside of the United States in reliance on Regulation S under the Securities Act. The proceeds from the issuance and sale of the Notes were used to consummate the Acquisition and related transactions.

On the Closing Date, Buyer, its direct parent, and certain of its direct and indirect subsidiaries entered into a senior secured asset based revolving credit agreement (the “ABL Credit Agreement”) with Bank of America, N.A., as administrative agent and collateral agent, and certain other lenders party thereto, consisting of a $750.0 million first lien senior secured asset based revolving credit facility with a maturity of five years (the “ABL Facility”), which includes borrowing capacity for revolving loans (with a swingline subfacility) and the issuance of letters of credit (the “ABL Debt Financing” and, together with the Notes issuance described above, the “Debt Financing”).

On the Closing Date, the Company completed the Acquisition, the Rollovers, the Subscription, the Supplemental Equity Financing and the Debt Financing (the “Closing”).

On the Closing Date, in connection with (i) the Rollovers, the Company issued, in the aggregate, 20,100,000 shares of Common Stock to the parties to the Rollover Agreements, (ii) the Subscription, the Company issued 148,600,000 shares of Common Stock to Platinum and (iii) the Supplemental Equity Financing, the Company issued, in the aggregate, 28,000,000 shares of Common Stock to the PIPE Investors.

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

The information set forth above under the heading “Introduction” is incorporated herein by reference.

Ranking and Security

The Notes are jointly and severally guaranteed on a senior secured basis by Capitol Investment Merger Sub 2, LLC and, subject to certain exceptions, each of the Issuer’s existing and future wholly owned domestic restricted subsidiaries that is an obligor under the ABL Credit Agreement or certain other capital markets indebtedness. Under the terms of the Indenture, the Notes and the related guarantees rank senior in right of payment to all of the Issuer’s and the guarantors’ subordinated indebtedness and are effectively senior to all of the Issuer’s and the guarantors’ unsecured indebtedness, and indebtedness secured by liens junior to the liens securing the Notes, in each case, to the extent of the value of the collateral securing the Notes. The Notes and the related guarantees rank equally in right of payment with all of the Issuer’s and the guarantors’ senior indebtedness, without giving effect to collateral arrangements, and effectively equal to all of the Issuer’s and the guarantors’ senior indebtedness secured on the same priority basis as the Notes. The Notes and the related guarantees are effectively subordinated to any of the Issuer’s and the guarantors’ indebtedness that is secured by assets that do not constitute collateral for the Notes to the extent of the value of the assets securing such indebtedness, and indebtedness that is secured by a senior-priority lien, including the ABL Credit Agreement to the extent of the value of the collateral securing the Notes, and are structurally subordinated to the liabilities of the Issuer’s non-guarantor subsidiaries.

Optional Redemption Provisions and Repurchase Rights

At any time, upon not less than 10 nor more than 60 days’ notice, the Notes are redeemable at the Issuer’s option, in whole or in part, at a price equal to 100% of the principal amount of the Notes redeemed, plus a make-whole premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. Beginning April 15, 2024, the Issuer may redeem the Notes, at its option, in whole or in part, at any time, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to, but not including, the applicable redemption date. The redemption price includes a call premium that varies (from 2.750% to 0%) depending on the year of redemption.

In addition, at any time prior to April 15, 2024, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes, at a redemption price equal to 105.500% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but not including, the applicable redemption date, with the net cash proceeds of sales of one or more equity offerings by the Issuer or any direct or indirect parent of the Issuer, subject to certain exceptions.

In addition, at any time prior to April 15, 2024, the Issuer may redeem during each calendar year up to 10% of the aggregate principal amount of the Notes at a redemption price equal to 103% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest, if any, to, but not including, the applicable redemption date; provided that in any given calendar year, any amount not previously utilized in any calendar year may be carried forward to subsequent calendar years.

Subject to certain exceptions, the holders of the Notes also have the right to require the Issuer to repurchase their Notes upon the occurrence of a change in control, as defined in the Indenture, at an offer price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

In addition, if the Issuer or any of its restricted subsidiaries sells assets, under certain circumstances, the Issuer is required to use the net proceeds to make an offer to purchase the Notes at an offer price in cash equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to, but not including, the repurchase date.

In connection with any offer to purchase all or any of the Notes (including a change of control offer and any tender offer), if holders of no less than 90% of the aggregate principal amount of the Notes validly tender their Notes, the Issuer or a third party is entitled to redeem any remaining Notes at the price offered to each holder.

Restrictive Covenants

The Indenture contains covenants that limit the Issuer’s (and certain of its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred stock; (ii) pay dividends, redeem stock or make other distributions; (iii) make other restricted payments or investments; (iv) create liens on assets; (v) transfer or sell assets; (vi) create restrictions on payment of dividends or other amounts by the Issuer to the Issuer’s restricted subsidiaries; (vii) engage in mergers or consolidations; (viii) engage in certain transactions with affiliates; or (ix) designate the Issuer’s subsidiaries as unrestricted subsidiaries.

Events of Default

The Indenture provides for customary events of default, including non-payment, failure to comply with covenants or other agreements in the Indenture and certain events of bankruptcy or insolvency. If an event of default occurs and continues with respect to the Notes, the trustee or the holders of at least 30% in aggregate principal amount of the outstanding Notes of such series may declare the entire principal amount of all the Notes to be due and payable immediately (except that if such event of default is caused by certain events of bankruptcy or insolvency, the entire principal of the Notes will become due and payable immediately without further action or notice).

The foregoing descriptions of the Indenture and the Form of Notes do not purport to be complete, and are qualified in their entirety by reference to the full text of the Indenture and Form of Notes, which are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

ABL Credit Agreement

In connection with the Acquisition, Buyer, as borrower, and the ABL Guarantors (as defined below) entered into the ABL Credit Agreement. The ABL Facility provides for revolving loans, in an amount equal to the lesser of the then-current borrowing base (described below) and the committed maximum borrowing capacity of $750.0 million, with a $75.0 million swingline sublimit, and letters of credit in an amount equal to the lesser of (a) $50.0 million and (b) the aggregate unused amount of commitments under the ABL Facility then in effect. The ABL Facility permits Buyer to incur additional capacity under the ABL Facility in an aggregate amount equal to the greater of (x) $200.0 million and (y) 60.0% of Consolidated EBITDA (as defined in the ABL Credit Agreement) in additional commitments. As of the Closing Date, Buyer will have no commitments from any lender to provide incremental commitments.

Borrowings under the ABL Facility will be limited by a borrowing base calculation based on the sum of, without duplication:

(a) 90.0% of book value of eligible accounts of Buyer and certain ABL Guarantors; plus

(b) the lesser of (i) 75.0% of book value of eligible parts inventory of Buyer and certain ABL Guarantors (subject to certain exceptions) and (ii) 90.0% of the net orderly liquidation value of eligible parts inventory of Buyer and certain ABL Guarantors; plus

(c) the sum of (i) 95.0% of the net book value of the eligible fleet inventory of Buyer and certain ABL Guarantors that has not been appraised and (ii) 85.0% of the net orderly liquidation value of the eligible fleet inventory of Buyer and certain ABL Guarantors that has been appraised; plus

(d) 100.0% of eligible cash of Buyer and certain ABL Guarantors; minus

(e) any reserves established by the administrative agent from time to time.

Borrowings under the ABL Facility will bear interest at a floating rate, which, at Buyer’s election, will be (a) in the case of U.S. dollar denominated loans, either (i) LIBOR plus an applicable margin or (ii) the base rate plus an applicable margin or (b) in the case of Canadian dollar denominated loans, the CDOR rate plus an applicable margin. The applicable margin varies based on Average Availability (as defined in the ABL Credit Agreement) from (a) with respect to base rate loans, 0.50% to 1.00% and (b) with respect to LIBOR loans and CDOR rate loans, 1.50% to 2.00%. The ability to draw under the ABL Facility or issue letters of credit thereunder is conditioned upon, among other things, delivery of prior written notice of a borrowing or issuance, as applicable, the ability to reaffirm the representations and warranties contained in the ABL Credit Agreement and the absence of any default or event of default under the ABL Facility.

Buyer is required to pay a commitment fee to the lenders under the ABL Facility in respect of the unutilized commitments thereunder at a rate equal to 0.375% per annum, which may be reduced following the first full fiscal quarter to 0.250% per annum based on average daily usage. Buyer must also pay customary letter of credit and agency fees.

The balance outstanding under the ABL Facility will be due and payable on April 1, 2026. Buyer may at any time and from time to time to prepay, without premium or penalty, any borrowing under the ABL Facility and to terminate, or from time to time reduce, the commitments under the ABL Facility.

The obligations under the ABL Facility are guaranteed by Capitol Investment Merger Sub 2, LLC, Buyer and each of Buyer’s existing and future direct and indirect wholly owned domestic restricted subsidiaries, subject to certain exceptions, as well as certain of Buyer’s material Canadian subsidiaries (the “ABL Guarantors”). The obligations under the ABL Facility and the guarantees of those obligations are secured by (subject to certain exceptions): (i) a first priority pledge by each ABL Guarantor of all of the equity interests of restricted subsidiaries directly owned by such ABL Guarantors (limited to 65% of voting capital stock in the case of foreign subsidiaries owned directly by a U.S. subsidiary and subject to certain other exceptions) and subject to certain exceptions in the case of non-wholly owned subsidiaries and (ii) a first priority security interest in substantially all of the ABL Guarantors’ present and after-acquired assets (subject to certain exceptions).

The ABL Facility contains customary negative covenants for transactions of this type, including covenants that, among other things, limit Buyer’s and its restricted subsidiaries’ ability to: incur additional indebtedness; pay dividends, redeem stock or make other distributions; repurchase, prepay or redeem subordinated indebtedness; make investments; create restrictions on the ability of Buyer’s restricted subsidiaries to pay dividends to Buyer; create liens; transfer or sell assets; consolidate, merge, sell or otherwise dispose of all or substantially all of Buyer’s assets; enter into certain transactions with Buyer’s affiliates; and designate subsidiaries as unrestricted subsidiaries, in each case certain to subject exceptions, as well as a restrictive covenant applicable to each Specified Floor Plan Company (as defined in the ABL Credit Agreement) limiting its ability to own certain assets and engage in certain lines of business. In addition, the ABL Facility contains a springing financial covenant that requires Buyer and its restricted subsidiaries to maintain a Consolidated Fixed Charge Coverage Ratio (as defined in the ABL Credit Agreement) of at least 1.00 to 1.00; provided that the financial covenant shall only be tested when Specified Excess Availability (as defined in the ABL Credit Agreement) under the ABL Facility is less than the greater of (i) 10.0% of the Line Cap (as defined in the ABL Credit Agreement) and (ii) $60.0 million (the “FCCR Test Amount”), in which case it shall be tested at the end of each succeeding fiscal quarter thereafter until the date on which Specified Excess Availability (as defined in the ABL Credit Agreement) has exceeded the FCCR Test Amount for 30 consecutive calendar days.

The ABL Facility provides for a number of customary events of default, including, among others, and in each case subject to an applicable grace period: payment defaults to the lenders; covenant defaults; material inaccuracies of representations and warranties; failure to pay certain other indebtedness after final maturity or acceleration of other indebtedness exceeding a specified amount; voluntary and involuntary bankruptcy proceedings; material judgments for payment of money exceeding a specified amount; and certain change of control events. The occurrence of an event of default could result in the acceleration of obligations and the termination of revolving commitments under the ABL Facility.

The foregoing description of the ABL Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the ABL Credit Agreement, which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, the Company and the PIPE Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, among other things, the Company is obligated to file a registration statement to register the resale under the Securities Act of the shares of Common Stock subscribed for by the PIPE Investors pursuant to the Subscription Agreements.

The foregoing description of the Registration Rights Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Stockholders’ Agreement

On the Closing Date, in connection with the closing of the Acquisition, the Subscription and the Rollovers, the Company, Platinum, affiliates of, or affiliated investment entities of, Blackstone, certain affiliates of Energy Capital Partners (“ECP”), Capitol Acquisition Management IV, LLC and Capitol Acquisition Founder IV, LLC (together, “Capitol”) and certain other stockholders of the Company entered into an Amended and Restated Stockholders’ Agreement (the “Amended and Restated Stockholders’ Agreement”).

The Amended and Restated Stockholders’ Agreement provides that Platinum will have the right to designate up to seven nominees for the election to the Company’s Board of Directors (the “Board”), three of which are required to be independent directors. In addition, while Platinum beneficially owns 50% or more of the outstanding shares of Common Stock, the Amended and Restated Stockholders’ Agreement does not restrict Platinum from nominating additional directors and soliciting stockholders outside of the Company’s proxy statement, subject to the rights of the other parties to the Amended and Restated Stockholders’ Agreement. Each Platinum designee director who is not an independent director will have two votes on the Board. For so long as Platinum beneficially owns less than 50% but more than 30% of the Common Stock, Platinum will have the right (but not the obligation) to designate any number of directors, who are not independent directors, having one or two votes each, so long as the total number of votes of all such designees does not exceed the difference of the total number of votes constituting a majority of all votes of all directors minus one. The number of designees who are not independent directors that Platinum is entitled to nominate decreases from four to one, and such director’s voting power decreases to one vote, if Platinum beneficially owns less than 30% but more than 4.5% of the Common Stock. All such rights to designate nominees, including independent directors, shall cease if Platinum fails to beneficially own more than 4.5% of the Common Stock.

The Amended and Restated Stockholders’ Agreement further provides that (i) each of Blackstone and ECP will have the right to designate one nominee for the election to the Board so long as such investor beneficially owns at least 4.5% of the Common Stock, (ii) Capitol will have the right to designate one nominee for the election to the Board so long as it beneficially owns at least 50% the Common Stock it holds as of the Closing Date and (iii) the chief executive officer of the Company shall hold a seat on the Board.

While Platinum beneficially owns 30% or more of the Common Stock and is the largest stockholder in the Company, Platinum, in its capacity as stockholder, will have consent rights over the following actions of the Company or any of its subsidiaries:

●	entering into or effecting a change in control;

●	entering into agreements providing for the acquisition or divestiture of assets or equity security of any person, with aggregate consideration in excess of $50 million;

●	entering into any joint venture or similar business alliance having a fair market value in excess of $50 million;

●	any liquidation, dissolution, receivership, bankruptcy or other insolvency proceeding;

●	any material change in the nature of the business;

●	share repurchases, except for repurchases pursuant to a repurchase plan or certain repurchases from employees which are approved by the Board;

●	declaration of dividends or reclassification of equity securities or securities convertible into equity securities;

●	incurrence of indebtedness for borrowed money in an aggregate principal amount in excess of $50 million, other than borrowings under the existing revolving credit facility;

●	granting of security interests or guaranties other than in the ordinary course;

●	terminating or hiring chief executive officer, chief financial officer and chief operating officer;

●	amendment of charter or bylaws;

●	designation of any class of stock;

●	any issuance of equity securities or rights to acquire equity securities, other than equity issued pursuant to employee equity plans that shall have been approved by the Board;

●	establishment or change of employee incentive plans;

●	changes to accounting policies, other than required in accordance with GAAP, and any material tax elections;

●	hiring or terminating of principal outside counsel or auditor; and

●	entering into any contracts not specifically listed above involving aggregate payments to or by the Company in excess of $50 million per annum.

Pursuant to the terms of the Amended and Restated Stockholders’ Agreement, certain shares of Common Stock held by ECP and Capitol continue to be designated “Earnout Shares” and such Earnout Shares are subject to restrictions on (i) transfer of such shares of Common Stock and (ii) forfeiture of such shares of Common Stock tied to both time and performance that the other shares of Common Stock are not subject to.

If, at any time while Platinum beneficially owns more than 50% of the Common Stock, Platinum receives a bona fide offer from a third party to purchase or otherwise desires to transfer shares of Common Stock to a third party on arm’s length terms including shares of Common Stock owned by Blackstone, ECP, Capitol or certain members of management of the Company (the “Drag Shares”), and (i) such sale proposal, if consummated, would result in a change in control of the Company (taking into account all Drag Shares), (ii) such sale proposal does not involve the transfer of Drag Shares to Platinum or an affiliate of Platinum and (iii) in such sale proposal, if consummated, Platinum would receive the same form of consideration as the other stockholders in the Company (a “Required Sale”), then Platinum may deliver a written notice with respect to such Sale Proposal at least ten business days prior to the anticipated closing date of such Required Sale to Blackstone, ECP, Capitol and the applicable members of the Company’s management requiring them to sell or otherwise transfer their shares of Common Stock to the proposed transferee.

For a period of 18 months following the Closing Date (the “Lockup Period”), Platinum may not transfer any of its shares of Common Stock other than pursuant to the following exceptions:

●	in the context of customary permitted transfers;
●	upon unanimous approval by the Board;

●	upon approval by each of Blackstone and ECP (each, while it owns 5% or more of Common Stock, and in such capacity a “Qualifying Shareholder”); or
●	in the context of a transaction that results in a price of $8.00 per share or more (the “Trigger Price”).

In addition, during the Lockup Period, Platinum shall not vote any of its shares of Common Stock for any change of control transaction (which shall include any take-private transaction involving Platinum) other than pursuant to the following exceptions:

●	with the consent of the Qualifying Shareholders;
●	upon unanimous approval by the Board; or
●	in the context of a transaction at or above the Trigger Price, provided that the consideration received by Blackstone, ECP and Capitol consists of either cash or publicly traded securities.

In the event of one or multiple follow-on offerings that close at or above the Trigger Price during the Lockup Period, for the first $200 million of aggregate proceeds sold (the “First Tranche”), each Qualifying Shareholder, alongside Platinum, shall have the right to sell up to one third of the First Tranche (Platinum and each Qualifying Shareholder may sell proportionally more to the extent a Qualifying Shareholder doesn’t participate in such transaction up to a third). Capitol will have the right to participate alongside ECP (on a pro rata basis) within ECP’s allocable portion of the First Tranche. For any amount raised at or above the Trigger Price in addition to the First Tranche during the Lockup Period, Platinum, Capitol and each Qualifying Shareholder shall participate on a pro rata basis.

Any acquisition proposal by Platinum (or an affiliate thereof) or any acquisition in which Platinum does not receive the same form of consideration as the other stockholders of the Company will, in each case, require approval by both (i) a majority of the disinterested directors or a special committee of independent directors and (ii) while ECP owns 5% or more of the shares of Common Stock on a fully diluted basis (calculated using the treasury stock method), a majority of the Company’s stockholders that are independent of Platinum and otherwise disinterested.

Platinum, ECP, Capitol and Blackstone will be granted certain rights to have registered, in certain circumstances, the resale under the Securities Act of the shares of Common Stock held by them, subject to certain conditions set forth therein.

The Company agreed to certain indemnification rights for the benefit of Platinum, ECP, Capitol, Blackstone and certain of their representatives and affiliates in connection with their purchase or ownership of Company equity interests or their involvement in litigation in their capacity as a stockholder of the Company (or as a representative or affiliate of any of Platinum, ECP, Capitol or Blackstone, as the case may be).

The foregoing description of the Amended and Restated Stockholders’ Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Stockholders’ Agreement, which is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

Corporate Advisory Services Agreement

On the Closing Date, the Company and Platinum Equity Advisors, LLC, an affiliate of Platinum, entered into a Corporate Advisory Services Agreement (the “Corporate Advisory Services Agreement”), pursuant to which, among other things, Platinum Equity Advisors, LLC will provide certain transactional and corporate advisory services to the Company and the Company will pay to Platinum Equity Advisors, LLC an advisory fee of $5 million per each of the calendar years 2021 through 2023 (pro-rated for calendar year 2021), $2.5 million for calendar year 2024 and $1.25 million per annum for each calendar year thereafter.

The foregoing description of the Corporate Advisory Services Agreement is qualified in its entirety by reference to the full text of the Corporate Advisory Services Agreement, which is filed herewith as Exhibit 10.6 and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, the Board approved a form of indemnification agreement to be entered into by the Company with each of its directors and executive officers (the “Form Indemnification Agreement”). The Form Indemnification Agreement requires the Company to indemnify each director and officer under the circumstances and to the extent provided for therein, to the fullest extent permitted by the General Corporation Law of the State of Delaware, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding arising out of the person’s service as a director or officer.

The foregoing description of the Form Indemnification Agreement is qualified in its entirety by reference to the full text of the Form Indemnification Agreement, which is filed herewith as Exhibit 10.7 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth above under the heading “Introduction” and Item 1.01 above is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above under the heading “Introduction” is incorporated herein by reference.

The issuance and sale in the Subscription, Rollovers and Supplemental Equity Financing are exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(c) of Regulation D of the Securities Act. Platinum, each party to a Rollover Agreement and each PIPE Investor represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Common Stock is being acquired for investment purposes and not with a view to, or for sale in connection with any distribution thereof, and appropriate legends will be affixed to any certificates evidencing the shares of Common Stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under the heading “Introduction” and in Item 5.03 below is incorporated herein by reference.

Item 5.01	Change in Control of Registrant.

As a result of the completion of the Subscription, a change in control of the Company occurred. Prior to the Closing Date, the Company was controlled by ECP and, on the Closing Date, the Company became controlled by Platinum. The information set forth above under the heading “Introduction” and in Items 1.01, 5.02 and 5.03 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above under the heading “Introduction” and Item 1.01 above is incorporated herein by reference.

Directors

In connection with the Acquisition and the Subscription, each of Rahman D’Argenio and Mark Ein resigned from the Board on the Closing Date immediately prior to the Closing, and each of the other directors of the Company prior to the Closing (Dyson Dryden, William Plummer, Jennifer Gray, Matt Himler, Gerard Holthaus, Lee Jacobson, Doug Kimmelman and Jeffrey Stoops) resigned from the Board on the Closing Date effective as of the Closing. Pursuant to the Investment Agreement and the Stockholders’ Agreement, the size of the Board has been set at 11 directors and the Board has been reconstituted as of the Closing Date as follows:

Director	Class
Marshall Heinberg (Chairman)	Class B (Term Ending 2021 Annual Meeting)
Louis Samson	Class B (Term Ending 2021 Annual Meeting)
David Wolf	Class B (Term Ending 2021 Annual Meeting)
Bryan Kelln	Class C (Term Ending 2022 Annual Meeting)
Georgia Nelson	Class C (Term Ending 2022 Annual Meeting)
John-Paul (JP) Munfa	Class C (Term Ending 2022 Annual Meeting)
Fred Ross	Class C (Term Ending 2022 Annual Meeting)
David Glatt	Class A (Term Ending 2023 Annual Meeting)
Paul Bader	Class A (Term Ending 2023 Annual Meeting)
Rahman D’Argenio	Class A (Term Ending 2023 Annual Meeting)
Mark Ein	Class A (Term Ending 2023 Annual Meeting)

In connection with the foregoing, Messrs. Heinberg and Bader and Ms. Nelson were appointed as members of the Audit Committee of the Board, and Messrs. Munfa, Wolf and D’Argenio and Ms. Nelson were appointed as members of the Compensation Committee of the Board.

Also, on the Closing Date, the Board approved compensation for certain of the members of the Board. Each of Messrs. Bader, Munfa, D’Argenio and Ein and Ms. Nelson will receive annual cash compensation of $100,000 and a restricted stock unit grant valued at $125,000. Mr. Heinberg, as Chairman of the Board, will receive annual cash compensation of $200,000 and a restricted stock unit grant valued at $225,000.

Officers

In connection with the Acquisition, the previously announced appointments of Fred Ross as Chief Executive Officer of the Company, Ryan McMonagle as President and Chief Operating Officer of the Company and Bradley Meader as Chief Financial Officer of the Company became effective on the Closing Date.

Also, as previously announced, Lee Jacobson ceased to serve as the Chief Executive Officer of the Company, Robert Blackadar ceased to serve as the President of the Company, Kevin Kapelke ceased to serve as the Chief Operating Officer of the Company and Joshua Boone ceased to serve as the Chief Financial Officer of the Company, each effective as of the Closing Date.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On the Closing Date, in connection with the Closing, the Company amended and restated its current amended and restated its certificate of incorporation (such amended and restated certificate of incorporation, the “Amended and Restated Charter”) to, among other things, (i) increase the number of authorized shares of Common Stock to facilitate the Subscription, (ii) provide that Platinum shall have the right to call special meetings of the Company’s stockholders for so long as Platinum maintains the right to designate one nominee to the Board and (iii) provide that the stockholders of the Company can only act by written consent for any action which may be taken at a special or annual meeting of the Company’s stockholders for so long as Platinum holds at least 50% of the Common Stock. Also on the Closing Date, the Company further amended the Amended and Restated Charter to change the name of the Company from “Nesco Holdings, Inc.” to “Custom Truck One Source, Inc.” (the “Charter Amendment”). Thereafter, on the Closing Date, the Company filed a Restated Certificate of Incorporation of the Company (the “Restated Charter”) with the Delaware Secretary of State which reflects the foregoing.

The foregoing descriptions of the Amended and Restated Charter, Charter Amendment and Restated Charter do not purport to be complete, and are qualified in their entirety by reference to the full text of the Restated Charter, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Amended and Restated Bylaws

On the Closing Date, in connection with the Closing, the Company adopted amended and restated bylaws (the “Amended and Restated Bylaws”) to, among other things, provide that (i) the name of the Company is “Custom Truck One Source, Inc.”, (ii) any two directors or the chairperson may call special meetings of the Board, (iii) a quorum of the Board shall require the presence of at least a majority of the non-independent directors nominated by Platinum, for so long as Platinum maintains the right to designate a nominee to the Board, and (iv) the Board shall establish an operating council responsible for day-to-day oversight of the business of the Company.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which are filed herewith as Exhibit 3.2 and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

As previously announced, immediately following the Closing, the Company changed its name to Custom Truck One Source, Inc. The NYSE ticker symbol of the Common Stock will change from “NSCO” to “CTOS” and the ticker symbol of the Company’s redeemable warrants will change from “NSCO.WS” to “CTOS.WS” each effective April 5, 2021.

On April 1, 2021, the Company issued a press release announcing the Closing. The full text of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

The financial statements required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K are not included in this Current Report on Form 8-K. The financial statements and pro forma financial information will be filed by an amendment to this Current Report on Form 8-K within the time period specified in the instructions to Item 9.01 of Form 8-K.

(d) Exhibits:

Exhibit No.	Description
2.1*	Purchase and Sale Agreement, dated as of December 3, 2020, by and among Blackstone Energy Partners NQ L.P., Blackstone Energy Family Investment Partnership SMD L.P., Blackstone Energy Family Investment Partnership NQ ESC L.P., Blackstone Capital Partners VI-NQ L.P., Blackstone Family Investment Partnership VI-NQ ESC L.P., Fred M. Ross, Jr. Irrevocable Trust, BEP UOS Feeder Holdco L.P., BCP VI UOS Feeder Holdco L.P., Blackstone Energy Management Associates NQ L.L.C., Blackstone Management Associates VI-NQ L.L.C., Nesco Holdings II, Inc., Nesco Holdings, Inc., Blackstone Capital Partners VI-NQ L.P., solely in its capacity as the representative of Sellers, and PE One source Holdings, LLC, solely with respect to Section 9.04 (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on December 4, 2020)
3.1	Restated Certificate of Incorporation of the Company
3.2	Amended and Restated Bylaws of the Company
4.1	Indenture, dated as of April 1, 2021, by and among Nesco Holdings II, Inc., Wilmington Trust, National Association, as Trustee and Collateral Agent, and the Guarantors party thereto from time to time
4.2	Form of 5.50% Senior Note due 2029 (included in Exhibit 4.1 hereto)
10.1	Form of Rollover and Contribution Agreement (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on December 4, 2020)
10.2*	Common Stock Purchase Agreement, dated as of December 3, 2020, by and between Nesco Holdings, Inc. and PE One Source Holdings, LLC (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on December 4, 2020)
10.3*	Revolving Credit Agreement, dated as of April 1, 2021, by and among Capitol Investment Merger Sub 2, LLC, NESCO Holdings II, Inc., the various lenders and issuing banks party thereto and Bank of America, N.A., as administrative agent, collateral agent and swingline lender
10.4	Registration Rights Agreement, dated as of April 1, 2021, between Custom Truck One Source, Inc. and certain holders identified therein
10.5*	Amended and Restated Stockholders’ Agreement, dated as of April 1, 2021, among Custom Truck One Source, Inc. and certain holders identified therein
10.6	Corporate Advisory Services Agreement, dated as of April 1, 2021, between Custom Truck One Source, Inc. and Platinum Equity Advisors, LLC
10.7	Form Indemnification Agreement
99.1	Press Release, dated April 1, 2021
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 2, 2021	Custom Truck One Source, Inc.

/s/ Bradley Meader
Bradley Meader
Chief Financial Officer